      As filed with the Securities and Exchange Commission on May 31, 2006

                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                               76-0281502
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
              (Address of registrant's principal executive offices)

                W-H ENERGY SERVICES, INC. 2006 STOCK AWARDS PLAN
                              (Full title of Plan)

                              KENNETH T. WHITE, JR.
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            W-H ENERGY SERVICES, INC.
                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
                     (Name and address of agent for service)

                                 (713) 974-9071
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                MICHAEL S. TELLE
                            BRACEWELL & GIULIANI LLP
                        711 LOUISIANA STREET, SUITE 2300
                            HOUSTON, TEXAS 77002-2770
                            TELEPHONE: (713) 221-1327
                               FAX: (713) 221-2113

                                   ----------

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES          AMOUNT TO BE   PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
 TO BE REGISTERED           REGISTERED(1)    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                                              PER SHARE(2)          PRICE(2)           FEE(2)
-------------------------   -------------   ----------------   ------------------   ------------
Common Stock, par value
$0.0001 per share(3).....     1,100,000          $47.19           $51,909,000          $5,555
                               shares

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers an indeterminate number of additional shares of Common Stock issuable in connection with stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(c) and (h) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low prices for the Common Stock of W-H Energy Services, Inc. on The New York Stock Exchange on May 24, 2006.

(3) Includes with respect to each share of Common Stock, preferred share purchase rights granted pursuant to the Rights Agreement, dated as of May 31, 2002, between the Company and Computershare Trust Company, Inc., as Rights Agent.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by W-H Energy Services, Inc. (the "Company") with the Commission (File No. 001-31346) (other than any portion of a Form 8-K, including any exhibit thereto, that has been furnished rather than filed) are incorporated by reference into this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 thereto;

     2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2006;

     3. The Company's Current Reports on Form 8-K filed on February 8, 2006 and May 10, 2006; and

     4. The description of the Company's common stock contained in its Registration Statement on Form 8-A filed on July 28, 2003 pursuant to
          Section 12 of the Exchange Act and declared effective on July 30, 2003, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (other than any portion of a Current Report on Form 8-K that has been furnished rather than filed) after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. The Company's Amended and Restated Bylaws ("Bylaws") provide that the Company will indemnify to the fullest extent permitted by the Texas Business Corporation Act (i) its directors, (ii) its directors or officers serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (iii) its officers, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, where the person who was, is, or is threatened to be made defendant or respondent in a proceeding was named because the person is or was the Company's director or the Company's officer. The foregoing indemnification is conditioned upon a determination (i) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) by a majority vote of a committee of the Board of Directors, if the committee is designated to act in the matter by a majority vote of all directors who at the time of the vote are not named defendants or respondents in the proceeding and the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding, (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii), or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding, that such person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his official capacity as the Company's director or officer, that his conduct was in the Company's best interests, and in all other cases, that his conduct was at least not opposed to the Company's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, the Company will indemnify each director and officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A director or officer, found liable on the basis that personal benefit was improperly received by him, or found liable to the Company, may be indemnified but the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the Company.

     The Company's Bylaws also provide that reasonable expenses incurred by a director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding after (i) the Company receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Company's Bylaws and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified under the Company's Bylaws or otherwise. The Company's Bylaws also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Bylaws.

     In addition, the Company's Restated Articles of Incorporation provide that a director will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director to the Company, except in the case of (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law,
(iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Restated Articles of Incorporation also excuse a director from liability to the fullest extent permitted by any provisions of the statutes of Texas enacted in the future that further limit the liability of a director.

     The Company has agreements with each of its directors to indemnify them for costs and expenses resulting from their service as the Company's directors to the fullest extent permitted by law. In addition, the Company maintains director and officer insurance policies.

     See "Item 9. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
3.1       Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on
          Form S-1 (Registration No. 333-43411) filed with the Commission on
          July 28, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
          (Registration No. 333-43411) filed with the Commission on July 28,
          2000).

4.1       Specimen Common Stock certificate (incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Commission on July 28, 2003).

4.2       Rights Agreement, dated as of May 31, 2002, between the Company and
          Computershare Trust Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A filed with the Commission on July 28, 2003).

5.1       Opinion of Bracewell & Giuliani LLP as to the validity of the Common
          Stock registered hereunder.

10.1 W-H Energy Services, Inc. 2006 Stock Awards Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on May 10, 2006.

10.2 Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K file with the Commission on May 10, 2006).

10.3      Form of Restricted Stock Award Agreement (incorporated by reference to
          Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Commission on May 10, 2006).

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Grant Thornton LLP.

23.3      Consent of Bracewell & Giuliani LLP (included in the opinion filed as
          Exhibit 5.1 hereto).

24.1      Powers of Attorney (included on the signature page hereto).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of May, 2006.

                                        W-H ENERGY SERVICES, INC.
                                        (Registrant)


                                        By: /s/ Kenneth T. White
                                            ------------------------------------
                                            Kenneth T. White, Jr.
                                            Chairman, President and
                                            Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth T. White, Jr. and Jeffrey L. Tepera, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of May, 2006.

              SIGNATURE                                      TITLE
              ---------                                      -----


/s/ Kenneth T. White, Jr.               Chairman of the Board, President and Chief
-------------------------------------   Executive Officer (Principal Executive Officer)
Kenneth T. White, Jr.


/s/ Jeffrey L. Tepera                   Vice President and Chief Financial Officer
-------------------------------------   (Principal Financial Officer)
Jeffrey L. Tepera


/s/ Ernesto Bautista, III               Vice President and Corporate Controller
-------------------------------------   (Principal Accounting Officer)
Ernesto Bautista, III


/s/ John R. Brock                       Director
-------------------------------------
John R. Brock


/s/ James D. Lightner                   Director
-------------------------------------
James D. Lightner


/s/ Christopher Mills                   Director
-------------------------------------
Christopher Mills



/s/ Milton L. Scott                     Director
-------------------------------------
Milton L. Scott


/s/ Robert H. Whilden, Jr.              Director
-------------------------------------
Robert H. Whilden, Jr.

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
3.1       Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on
          Form S-1 (Registration No. 333-43411) filed with the Commission on
          July 28, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
          (Registration No. 333-43411) filed with the Commission on July 28,
          2000).

4.1       Specimen Common Stock certificate (incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Commission on July 28, 2003).

4.2       Rights Agreement, dated as of May 31, 2002, between the Company and
          Computershare Trust Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A filed with the Commission on July 28, 2003).

5.1       Opinion of Bracewell & Giuliani LLP as to the validity of the Common
          Stock registered hereunder.

10.1 W-H Energy Services, Inc. 2006 Stock Awards Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on May 10, 2006.

10.2 Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K file with the Commission on May 10, 2006).

10.3      Form of Restricted Stock Award Agreement (incorporated by reference to
          Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Commission on May 10, 2006).

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Grant Thornton LLP.

23.3      Consent of Bracewell & Giuliani LLP (included in the opinion filed as
          Exhibit 5.1 hereto).

24.1      Powers of Attorney (included on the signature page hereto).